UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34817 (Commission File Number)	90-0183739 (I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

(856) 205-0058
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On August 15, 2013, the Board of Directors of Colonial Financial Services, Inc. (the “Company”) adopted board resolutions related to regulatory matters. The resolutions provide, among other things, that within specified time frames:

•	the Company will act as a source of strength to Colonial Bank FSB (the “Bank”), the wholly-owned subsidiary of the Company;

•	the Company must submit to the Federal Reserve Bank of Philadelphia (the “FRB”) a written plan to strengthen board oversight related to financial and risk management;

•	the Company will not declare or pay dividends, or take dividends from the Bank that would reduce the Bank’s capital, in either case without the prior written approval of the FRB;

•	the Company will not incur or guarantee debt, except for certain debt incurred in the ordinary course of business, without the prior written approval of the FRB;

•	the Company must submit to the FRB a capital plan; and

•	the Company must file certain progress reports with the FRB.

In addition, on August 15, 2013, the Board of Directors of the Company terminated the Company’s stock repurchase program, effective immediately.

Item 9.01                      Financial Statement and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: August 16, 2013	By: /s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer